As filed with the Securities and Exchange Commission on June 30, 2010
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CyberDefender Corporation
(Exact name of registrant as specified in its charter)

Delaware	7372	65-1205833
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

617 West 7th Street, 10th Floor
Los Angeles, California 90017
(213) 689-8631
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary Guseinov
Chief Executive Officer
CyberDefender Corporation
617 West 7th Street, 10th Floor
Los Angeles, California 90017
(213) 689-8631
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Kevin Friedmann, Esq.
RICHARDSON & PATEL LLP
152 W. 57th St., 4th Floor
New York, New York 10019
(212) 561-5559

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,  check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock Preferred Stock Debt Securities Warrants to Purchase Common Stock			$40,000,000	$2,852
(1)	Pursuant to Form S-3 General Instruction II.D, the amount registered by class does not need to be specified.
(2)
An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 30, 2010

Prospectus

Common Stock
Preferred Stock
Debt Securities
Warrants to Purchase Common Stock or Preferred Stock

We may offer and sell the securities listed above from time to time in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities.  The supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

We may offer and sell the following securities:

•	common stock;

•	preferred stock;

•	debt securities; and

•	warrants to purchase common stock or preferred stock.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers.  If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  We provide more information about how we may sell our securities in the section titled “Plan of Distribution” on page 7.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on the Nasdaq Global Market under the symbol “CYDE.”  On June 25, 2010, the price per share of our common stock was $3.90.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING AT PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus to make your investment decision.  We have not authorized anyone to provide you with different information.  This prospectus may be used only where it is legal to sell these securities.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus.  We encourage you to read the entire prospectus carefully.

The date of this prospectus is ___________, 2010

Table of Contents

CyberDefender’s Business	2
Risk Factors	3
Forward-Looking Statements	3
Use of Proceeds	3
Dilution	3
Description of Securities to be Registered	4
Plan of Distribution	7
Legal Matters	8
Experts	8
Where You Can Find More Information	8
Incorporation of Certain Information by Reference	9
Part II	10
Item 14. Other Expenses of Issuance and Distribution	10
Item 15. Indemnification of Directors and Officers	10
Item 16. Exhibits	13
Item 17. Undertakings	16

CYBERDEFENDER’S BUSINESS

This summary highlights material information contained elsewhere in this prospectus or in documents incorporated herein by reference.  You should read the entire prospectus carefully, including the section entitled “Risk Factors,” before making an investment decision.  Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our,” “CyberDefender” and “the Company” refer to CyberDefender Corporation.

The Company

We are a provider of security software and services to the consumer and small business market.  We are located in Los Angeles, California.  Our mission is to bring to market advanced solutions to protect computer users against identity theft, Internet viruses, spyware and related security threats and to provide support services to assist our customers with their technology needs.

The market in which we operate is highly competitive and rapidly changing.  We believe we can be successful in this market due to the following factors.

•
Our proprietary earlyNETWORK security platform uses a secure peer-to-peer protocol, which we believe differentiates our core anti-malware product and allows us to combat threats faster and more cost effectively than our competitors.

•	Our security platform complements other security suites allowing our customers to adopt multiple security products for increased protection.

•
We are expanding our technical support services to provide our customers with the technical expertise necessary to insure that their technology is working properly, thereby providing them with a higher degree of security.

•
We are expanding our marketing efforts to (i) include direct-response marketing and retail distribution through partnerships with GR Match, LLC (“GRM”) and Allianex, leaders in those areas, and (ii) by expanding internationally through our partnership with GRM.

•	We are focusing on expanding our product offerings by creating new products internally and by expanding the number of products marketed under the For Dummies® brand.

We believe that providing a “software only” solution to computer security problems is not as effective as our comprehensive solution, which includes security and optimization software in conjunction with access to remote technicians. Our customers benefit from having a technician work with them to analyze and repair problems that the customer does not have the expertise to resolve. While we still do not represent a significant presence in the security software industry, we believe that the combination of our software security and optimization solutions, our earlyNETWORK platform, our live remote tech-on-call capability and our direct response marketing focus has improved our ability to expand our presence in the security software market.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks.  Before making an investment decision, you should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”), which are incorporated herein by reference.  Each of the risks described in these headings, with the exception of the risks relating to the quotation of our common stock on the OTCBB and the risks associated with penny stocks, which no longer apply to us, could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment.  For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements.  Such statements are based on management’s beliefs and assumptions and on information currently available to our management.  You can identify most forward-looking statements by the use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business, including but not limited to, general economic, business and financing conditions, labor relations, governmental action relating to regulation of the internet, competitor pricing activity, expense volatility, the speed at which we are growing and other risks described under the heading “Risk Factors” in any accompanying prospectus supplement, and in our most recent annual report filed with the Securities and Exchange Commission and in other documents incorporated herein by reference, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of the relevant document.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by us under this prospectus for general corporate purposes, including repaying debt, acquisitions, capital expenditures and working capital.  When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities.  Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Description of Capital Stock

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part.  See “Where You Can Find More Information.”

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock in one or more series, $0.001 par value per share.

Common Stock

As of June 25, 2010, we had:

•	27,003,709 shares of common stock outstanding;

•
an aggregate of 2,569,073 shares of our common stock reserved for issuance pursuant to future grants under the CyberDefender Corporation 2005 Equity Incentive Plan (sometimes referred to as the 2005 Stock Option Plan) and the CyberDefender Corporation 2006 Equity Incentive Plan;

•	1,514,286 shares of our common stock reserved for issuance relating to a 9% Secured Convertible Promissory Note issued to GR Match, LLC on March 31, 2010;

•	15,542,941 shares of our common stock reserved for issuance pursuant to various outstanding warrants; and

•
434,000 shares of our common stock reserved for issuance pursuant to Unit Purchase Options issued to Oceana Partners, LLC and its designee in exchange for financial, strategic and management consulting services.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of the liquidation, dissolution or winding up of our business, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.

Rights and Preferences

Our common stock has no preemptive, conversion or other rights to subscribe for additional securities.  There are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Preferred Stock

As of June 25, 2010, we had no shares of preferred stock outstanding.

Our board of directors is authorized, subject to the limits imposed by the Delaware General Corporation Law, or the DGCL, to issue preferred stock from time to time.  The preferred stock may be issued in one or more series.  Each series will consist of such number of shares, and will have such voting powers (or no voting powers), and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as will be stated in the resolution or resolutions adopted by our board of directors.  Our board of directors may increase or decrease the number of shares of any such series subsequent to the issuance of that series, but not below the number of shares of such series then outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, Inc.

Warrants to Purchase Common Stock or Preferred Stock

We may issue warrants for the purchase of our preferred stock or common stock, which we refer to in this prospectus as “equity warrants”.  As explained below, each equity warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement.  Equity warrants may be issued separately or together with equity securities.  The equity warrants are to be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants;

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

•	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of Debt Securities

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.  We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We may issue an unlimited amount of debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount.  We will set forth in a prospectus supplement relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•
the rate or rates (which may be fixed or variable) per annum at which the debt securities will bear interest, the date or dates from which interest will accrue and the date or dates on which interest will commence and be payable;

•	the place or places where principal and interest will be payable;

•	the terms and conditions upon which we may redeem the debt securities, if any;

•	any obligation we have to redeem or purchase the debt securities;

•	any provisions relating to any security provided for the debt securities; and

•	a description of the events of default with respect to the debt securities and any acceleration provisions with respect to the debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Governing Law

We expect that the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York or the State of Delaware.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time by one or more of the following methods, without limitation:

(a) through agents;

(b) through underwriters or dealers;

(c) directly to one or more purchasers; or

(d) through a combination of any of these methods of sale.

We may offer securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate.  If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account.  The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale.  In connection with any such underwritten sale of securities, underwriters may receive compensation from us in the form of discounts, concessions or commissions.  Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Such compensation may be in excess of customary discounts, concessions or commissions.

If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities.  To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities.  Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate.  Broker-dealers may receive discounts, concessions or commissions from us (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions.  If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

We may also sell securities from time to time through agents.  We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required.  These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

We may sell securities directly to purchasers.  In this case, we and they may not engage underwriters or agents in the offer and sale of such shares.

We may enter agreements under which underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for and purchase the securities.  As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities.  These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.  If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities.  In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Richardson & Patel LLP.  Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although the law firm and its principals are under no obligation to do so, they may continue to accept our common stock for services rendered by them.  As of the date of this prospectus, Richardson & Patel LLP and its principals collectively own 242,908 shares of our common stock and warrants to purchase 2,890 shares of our common stock.

EXPERTS

The financial statements of CyberDefender Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by KMJ Corbin & Company LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  The financial statements are incorporated herein by reference in reliance upon such report given on the authority of KMJ Corbin & Company LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, proxy statements and other information we file at the Security and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.  You may also access certain filed documents at the SEC’s web site at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission under the Securities Act.  Pursuant to the Securities and Exchange Commission’s rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement.  You may read or obtain a copy of the registration statement, including exhibits, from the Securities and Exchange Commission in the manner described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat this information in this prospectus.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering.  We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Securities and Exchange Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010, as it was amended on May 10, 2010;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2010, filed on May 17, 2010;

•	our Current Reports on Form 8-K filed on April 6, 2010, April 7, 2010, April 29, 2010, May 10, 2010 and June 10, 2010; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on June 4, 2010, including any amendments or reports filed for the purpose of updating the description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

CyberDefender Corporation
617 West 7th Street, 10th Floor
Los Angeles, California 90017
(213) 689-8631
Attn.: Corporate Secretary

Part II

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

	Amount*
SEC registration fee		$2,852
Printing fees		$5,000
Legal fees		$100,000
Accounting fees and expenses		$50,000
Nasdaq Additional Listing Fees		$65,000
Blue Sky Filing Fees		$5,000
Transfer Agent Fees		$5,000
Miscellaneous		$5,000
Total	*$	237,852

*With the exception of the filing fee, all fees are estimated.

Item 15. Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions.  Section 145 of the General Corporation Law of Delaware provides that Delaware corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper). The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

Article Tenth of our Certificate of Incorporation requires us to provide the indemnification authorized by Section 145 of the General Corporation Law of Delaware.  Article Eleventh of our Certificate of Incorporation states that no director of the Company shall be liable to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director.  This provision does not eliminate the liability of a director

•	for any breach of the director’s duty of loyalty to the Company or its shareholders;

•	for omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the General Corporation Law of Delaware; or

•	for any transaction from which a director derives an improper personal benefit.

We have also entered into Indemnification Agreements with our officers and directors (individually, an “Indemnitee”). Pursuant to the terms of the Indemnification Agreements, we must indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to any proceeding by reason of the fact that the Indemnitee is or was a director or officer of our company, or is or was serving at the request of our company as a director, officer, employee, or agent of another entity, against all expenses, judgments, fines and penalties actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. The indemnification must be provided only if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in our best interests, or, in the case of a criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If the proceeding is brought by or in the right of the Company, we need not provide indemnification for expenses if the Indemnittee is judged to be liable to the us, unless the court in which the proceeding is brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for expenses as the court deems proper. No indemnification may be provided in connection with any proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his official capacity, in which he is judged liable on the basis that personal benefit was improperly received by him. We must advance all reasonable expenses to the Indemnitee in connection with a proceeding within 5 days after receipt of a notice from the Indemnitee requesting the advance. The notice must include reasonable evidence of the expenses and must be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any expenses advanced if it is determined that the Indemnitee is not entitled to be indemnified against the expenses. Notwithstanding the Indemnification Agreement, we must indemnify the Indemnitee to the full extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of the Indemnification Agreement, our Certificate of Incorporation, our Bylaws, or by statute. In the event of any changes, after the date of the Indemnification Agreement, in any applicable law, statute, or rule that expand the right of a Delaware corporation to indemnify a member of its board of directors or any officer, any such changes shall be within the purview of the Indemnitee’s rights, and our obligations. In the event of any changes in any applicable law, statute, or rule that narrow the right of a Delaware corporation to indemnify a member of its board of directors or any officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreement, will have no effect on it. The indemnification provided by the Indemnification Agreement is not be deemed exclusive of any other rights to which the Indemnitee may be entitled under our Certificate of Incorporation, our Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Delaware, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. To the extent that we maintain an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any entity which the Indemnitee serves at the request of the Company, the Indemnitee will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

The term of the Indemnification Agreement will continue until the later of: (a) 10 years after the date that the Indemnitee ceases to serve as a director, or (b) the final termination of all pending proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of expenses under the Indemnification Agreement.

The Indemnitee is not entitled to indemnification or advancement of expenses under the Indemnification Agreement with respect to any proceeding brought or made by him against the Company.

Beginning on October 30, 2006, and at various times thereafter, the Company entered into an Indemnification Agreements with its directors and certain of its officers, all of whom are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party”. The agreements require us to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by us, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on our behalf, such as shareholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of ours or of any of our subsidiaries. The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We must advance the costs of the fees and expenses within 20 days following the delivery of a written request from an indemnified party (except with respect to Mr. Van De Bunt’s Indemnification Agreement, which requires us to advance fees and expenses within 5 days following delivery of a written request from Mr. Van De Bunt). The indemnified parties have agreed to promptly repay the advances only if, and to the extent that, it is ultimately determined by the court (as to which all rights of appeal therefrom have been exhausted or lapsed) that the indemnified party is not entitled to the indemnity. The indemnified parties’ obligations to repay us for any such amounts are unsecured and no interest will be charged thereon. We also agreed to indemnify the indemnified parties to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the Indemnification Agreements, our Articles of Incorporation, our bylaws or by statute. In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and our obligations under the Indemnification Agreements. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreements will have no effect on the or the rights and obligations of the indemnified parties and the company under them. The indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnified parties may be entitled under our Articles of Incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors or the California Corporations Code. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while an indemnified party serves in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding. If the indemnification provided for in the Indemnification Agreement is unavailable to an indemnified party, in lieu of indemnifying the indemnified party we will contribute to the amount incurred by him, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event, in such proportion as is deemed fair and reasonable by the court before which the action was brought. We are not obligated to provide indemnification pursuant to the terms of the Indemnification Agreements

•
for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or for breach by an indemnified party of any duty to us or our shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

•
with respect to proceedings or claims initiated or brought voluntarily by an indemnified party not by way of defense, (except with respect to proceedings or claims brought to establish or enforce a right to indemnification) although such indemnification may be provided if our Board of Directors has approved the initiation or bringing of such proceeding or claim; or

•
with respect to any proceeding instituted by the indemnified party to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; or

•
for expenses or liabilities of any type whatsoever which have been paid directly to an indemnified party by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by us; or

•
for expenses and the payment of profits arising from the purchase and sale by an indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of our company, or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.  All of the obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

The indemnification provisions included in the California Corporations Code, our articles of incorporation and bylaws, and the Indemnification Agreements may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

2.1	Agreement and Plan of Merger of CyberDefender Corporation, a Delaware corporation and CyberDefender Corporation, a California Corporation *
2.2	State of California Certificate of Ownership *
3.1	Certificate of Incorporation of the registrant *
3.2	Bylaws of the registrant *
5.1	Opinion of Richardson & Patel LLP *
10.1	2005 Stock Incentive Plan (2)
10.2	Amended and Restated 2006 Equity Incentive Plan (1)
10.3	Securities Purchase Agreement between registrant and each purchaser identified on the signature pages thereof dated as of September 12, 2006 (1)
10.4	Employment agreement between the registrant and Gary Guseinov dated August 31, 2006 (1)
10.5	Employment agreement between the registrant and Igor Barash dated September 1, 2003 (1)
10.6	Employment offer between the registrant and Igor Barash dated November 23, 2005 (15)
10.7	Employment agreement between the registrant and Igor Barash dated July 1, 2008 (15)
10. 8	Agreement for Internet Advertising Agent Services date May 16, 2008 between the registrant and WebMetro (3)
10. 9	Consulting Agreement with Frontier Capital Partners LLC dated July 15, 2008 (4)
10.10	Form of Indemnification Agreement entered into between the registrant and certain officers and directors *
10.11	Form of Securities Purchase Agreement for the sale of Units (August 2008) (5)
10.12	Form of Warrant to Purchase Common Stock (August 2008) (5)
10.13	Common Stock Purchase Warrant issued to Newview Finance L.L.C. dated November 10, 2008 (6)
10.14	Settlement Agreement between the registrant and Patrick Hinojosa (7)
10.15	Form of 7.41% Senior Secured Note (8)
10.16	Form of Registration Rights Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.17	Form of Amended and Restated Security Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.18	Form of Securities Purchase Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.19	Form of Common Stock Purchase Warrant issued in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.20	Lease Agreement dated October 19, 2007 between the registrant and 617 7th Street Associates, LLC (9)
10.21	Form of Securities Purchase Agreement (November 25, 2008/December 5, 2008) (10)
10.22	Form of 10% Convertible Promissory Note (November 25, 2008/December 5, 2008) (10)
10.23	Form of Common Stock Purchase Warrant (November 25, 2008/December 5, 2008) (10)
10.24	Form of Registration Rights Agreement (November 25, 2008/December 5, 2008) (10)
10.25	Form of Subordination Agreement (November 25, 2008/December 5, 2008) (10)
10.26	Consent and Waiver Agreement dated November 21, 2008 between the registrant and the holders of the 10% Secured Convertible Debentures dated September 12, 2006 (November 25, 2008/December 5, 2008) (10)

10.27	Amended and Restated Consent and Waiver dated August 19, 2008 between the registrant and the holders of the 10% Secured Convertible Debentures dated September 12, 2006 (11)
10.28	Consent and Waiver dated September 22, 2008 between the registrant and the holders of the 10% Secured Convertible Debentures dated September 12, 2006 (11)
10.29	Warrant to Purchase Common Stock issued to Guthy-Renker Match LLC (8)
10.30	Employment Agreement between the registrant and Kevin Harris (8)
10.31	Amendment to Lease Agreement dated January 30, 2009 between the registrant and 617 7th Street Associates, LLC (8)
10.32	Media and Marketing Services Agreement with GR Match, LLC (8)
10.33	Securities Purchase Agreement dated June 3, 2009 between the registrant and GR Match, LLC (10)
10.34	First Amendment to Media and Marketing Services Agreement dated June 4, 2009 between the registrant and GR Match, LLC (10)
10.35	Indemnification Agreement dated July 21, 2009 between the registrant and Bennet Van de Bunt (11)
10.36	First Amendment dated October 26, 2009 to Securities Purchase Agreement between the registrant and GR Match, LLC (12)
10.37	Second Amendment dated October 26, 2009 to Media and Marketing Services Agreement between the registrant and GR Match, LLC (12)
10.38	Indemnification Agreement dated January 1, 2010 between the registrant and Luc Vanhal (13)
10.39	Consulting Agreement dated April 1, 2009 between the registrant and SCP Holdings LLC (14)
10.40	Consent and Waiver Agreement dated April 23, 2009 (14)
10.41	Securities Purchase Agreement dated June 10, 2009 between the registrant and Shimski LP (14)
10.42	Amended and Restated Warrant to Purchase Common Stock issued to GR Match LLC on May 6, 2009 (14)
10.43	Warrant to Purchase Common Stock issued to GR Match LLC on May 6, 2009 (14)
10.44	Warrant to Purchase Common Stock issued to GR Match LLC on May 6, 2009 (14)
10.45	Amendment to Lease Agreement dated September 30, 2009 between the registrant and 617 7th Street Associates, LLC (15)
10.46	Amended and Restated Key Executive Employment Agreement with Gary Guseinov (16)
10.47	Amended and Restated Key Executive Employment Agreement with Kevin Harris (16)
10.48	Amended and Restated Key Executive Employment Agreement with Igor Barash (16)
10.49	Loan and Securities Purchase Agreement dated March 31, 2010 between the registrant and GR Match, LLC (17)
10.50	9% Secured Convertible Promissory Note dated March 31, 2010 in favor of GR Match, LLC (17)
10.51	Security Agreement dated March 31, 2010 between the registrant and GR Match, LLC (17)
10.52	License Agreement dated April 1, 2010 between the registrant and GR Match, LLC *++
23.1	Consent of KMJ Corbin & Company LLP *
23.2	Consent of Richardson & Patel LLP (See Exhibit 5.1)

*Filed herewith.
+Portions of this agreement have been redacted pursuant to a request for confidential treatment which was granted by the Securities and Exchange Commission on September 25, 2008.
++Certain information in this exhibit has been omitted pursuant to a request for confidential treatment. The redacted information has been filed separately with the Securities and Exchange Commission.

(1)	Incorporated by reference from the registrant’s Registration Statement on Form SB-2, file no. 333-138430, filed with the Securities and Exchange Commission on November 3, 2006.

(2)	Incorporated by reference from the registrant’s Registration Statement on Form SB-2/A, filed with the Securities and Exchange Commission on February 1, 2007.

(3)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2008.

(4)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2008.

(5)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2008.

(6)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2008.

(7)
Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2008.  This document is the subject of a confidential treatment request therefore portions of it have been redacted. A full copy of the document has been filed separately with the Securities and Exchange Commission.

(8)	Incorporated by reference from the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2008.

(9)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2007.

(10)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2008.

(11)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2008.

(12)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2009.

(13)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2010.

(14)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2009.

(15)	Incorporated by reference from the registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2010.

(16)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2010.

(17)	Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of offering.

3.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
If the registrant is relying on Rule 430B (0230.430B of this chapter):

A.          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

4.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 30, 2010.

CYBERDEFENDER CORPORATION

By:	/s/ Gary Guseinov
Gary Guseinov
Chief Executive Officer

By:	/s/ Kevin Harris
Kevin Harris
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Chief Executive Officer (Principal
/s/ Gary Guseinov	Executive Officer) and Chairman	June 30, 2010
Gary Guseinov	of the Board of Directors

Chief Financial Officer (Principal
/s/ Kevin Harris	Financial and Accounting Officer),	June 30, 2010
Kevin Harris	Secretary and Director

/s/ Howard Bain
Howard Bain	Director	June 30, 2010

/s/ Tom Connerty
Tom Connerty	Director	June 30, 2010

/s/ Ricardo Salas
Ricardo Salas	Director	June 30, 2010